EX-3.1

                             CERTIFICATE OF INCORPORATION

                                          OF

                          THE PROMUS COMPANIES INCORPORATED

               FIRST: The name of the Corporation is The Promus Companies Incorporated.

               SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

               FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is 125,150,000, consisting of 120,000,000 shares of Common Stock, par value $1.50 per share (the "Common Stock"), 150,000 shares of Preferred
          Stock, par value of $100.00 per share (the "Preferred Stock"), and 5,000,000 shares of Special Stock, par value $1.12 1/2 per share (the "Special Stock").

               B. Shares of Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the terms fixed herein for the series provided for herein or fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

               The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

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                    1.   The designation of such series, the number of
               shares which shall constitute such series and the par value, if any, of such shares;

                    2. The rate of dividend, if any, payable on shares of such series;

                    3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

                    4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

                    5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation on winding up of the affairs of the Corporation;

                    6. The sinking fund provisions, if any, for the redemption of shares of such series;

                    7. The voting rights, if any, of the shares of such series;

                    8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

                    9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

                    10.   Any other characteristics, preferences,
               limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

               C. Shares of Special Stock may be issued from time to time in one or more classes or series as provided in this Section C of Article FOURTH.

               Subpart I of this Section C sets forth provisions respecting the Special Stock as a class. Subpart II vests in the Board of Directors authority to designate series of Special Stock and to determine and fix the distinguishing characteristics and rights, privileges and immunities thereof.

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          SUBPART I.  The Special Stock as a Class
                      ----------------------------

               1.   General.  Shares of Special Stock may be issued from
                    -------
          time to time in one or more series, as provided for by the Board of Directors as permitted hereby. All shares of Special Stock shall be of equal rank and shall be identical, except in respect of the terms fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

               2.   Status of Reacquired Shares.  Shares of any series of
                    ---------------------------
          Special Stock which have been redeemed, purchased or otherwise acquired by the Corporation, or which are no longer deemed to be outstanding by virtue of funds or securities necessary for redemption or payment having been set aside or deposited in trust or otherwise, or which, if convertible, have been converted into shares of stock of the Corporation of any other class or series, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Special Stock and may be reissued as part of any series of Special Stock provided for by the Board of Directors as permitted hereby.

          SUBPART II.  Series of Special Stock
                       -----------------------

               The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Special Stock not then allocated to any series of Special Stock, additional series of Special Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

                    1. The designation of such series, the number of shares which shall constitute such series and the par value, if any, of such shares;

                    2. The rate of dividend, if any, payable on shares of such series;

                    3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

                    4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;


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                    5.   The amount payable upon shares of such series in
               the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

                    6. The sinking fund provisions, if any, for the redemption of shares of such series;

                    7. The voting rights, if any, of the shares of such series;

                    8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

                    9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

                    10.   Any other characteristics, preferences,
               limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

               D. Except as otherwise provided in this Certificate of Incorporation (including this Section D of Article FOURTH and including the resolutions adopted by the Board of Directors pursuant to Section B or C of this Article FOURTH), each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him on all matters submitted to stockholders for a vote and each holder of Preferred Stock or Special Stock of any series that is Voting Stock shall be entitled to such number of votes for each share held by him as may be specified in the resolutions providing for the issuance of such series.

               (a)  Definitions.  The following definitions shall apply to
                    -----------
          this Section D of Article FOURTH:

                    "Affiliate" and "Associate" shall have the meanings
               given to such terms in Article NINTH.

               A person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," shares of Capital Stock:

                    (i) which such person or any of such person's Affiliates or Associates, directly or indirectly, has the sole or shared right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that a person shall not be deemed the "Beneficial
               --------
               Owner" of, or to "Beneficially Own," any security under this subparagraph (i) as a result of an agreement,


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               arrangement or understanding to vote such security that:
               (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and
               (B) is not reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report) without giving effect to any applicable waiting period; or

                    (ii) which are Beneficially Owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) above) or disposing of any Capital Stock;

          provided further that:  (x) no director or officer of the
          -------- -------
          Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the "Beneficial Owner" of or to "Beneficially Own" any shares of Capital Stock that are Beneficially Owned by any other such director or officer; (y) in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote the shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate or Associate of such trustee), solely by reason of such capacity of such trustee, shall be deemed the "Beneficial Owner" of or to "Beneficially Own" the shares of Voting Stock held under such plan; and (z) no person shall be deemed the "Beneficial Owner" of or to "Beneficially Own" any shares of Voting Stock held in any voting trust, employee stock ownership plan or any similar plan or trust if such person does not possess the right to vote such shares.

               "Capital Stock" shall have the meaning given to such term in Article NINTH.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               The term "person" shall mean any individual, firm, company or other entity.

               "Subsidiary" shall have the meaning given to such term in Article NINTH.

               "Substantial Stockholder" shall mean any person (other than any Subsidiary, any employee benefit plan of the Corporation or any Subsidiary, or any person organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such plan) who Beneficially Owns shares of Voting Stock that would, before giving effect to the reduction in votes prescribed in paragraph (b), represent more than the Threshold Percentage of the total number of votes entitled to be cast by the holders of all outstanding shares of Voting Stock.


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               "Threshold Percentage" for any person shall equal 10%,
          except that it shall be adjusted as follows:

                    (i) If the percentage of the votes entitled to be cast in respect of all outstanding shares of Voting Stock represented by the votes entitled to be cast in respect of the shares of Voting Stock that are Beneficially Owned by any person, before giving effect to the reduction in votes prescribed in paragraph (b), is increased above the Threshold Percentage previously applicable to such person solely as a result of any decrease in the number of outstanding shares of Voting Stock, then the Threshold Percentage for such person shall be adjusted upward to reflect the percentage increase in the votes that may be cast in respect of the shares of Voting Stock that are Beneficially owned by such person, before giving effect to the reduction in votes prescribed in paragraph (b), caused by such decrease in the number of outstanding shares of Voting Stock.

                    (ii) If the Threshold Percentage for any person is greater than 10% and the percentage of the votes entitled to be cast in respect of all shares of Voting Stock represented by the votes entitled to be cast in respect of the shares of Voting Stock that are Beneficially Owned by such person, before giving effect to the reduction in votes prescribed in paragraph (b), decreases for any reason (including as a result of a sale or other disposition by such person of any shares of Voting Stock or any increase in the number of outstanding shares of Voting Stock), then such person's Threshold Percentage shall be adjusted downward so as to equal the greater of: (x) 10%; or (y) the percentage of the votes entitled to be cast in respect of all outstanding shares of Voting Stock represented by the votes entitled to be cast in respect of the shares of Voting Stock that are Beneficially Owned by such person before giving effect to the reduction in votes prescribed in paragraph (b).

               "Voting Stock" shall have the meaning given to such term in Article NINTH.

               (b)  Limitation of Votinq Riqhts.
                    ---------------------------

               (i) So long as a Substantial Stockholder Beneficially Owns shares of Voting Stock that would, before giving effect to the reduction of votes prescribed by this paragraph (b), carry votes in excess of his Threshold Percentage of the votes entitled to be cast in respect of all outstanding shares of Voting Stock, and any other provision of this Certificate of Incorporation notwithstanding, the record holders of the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder shall have limited voting rights on any matter requiring their vote or consent as set forth in this paragraph (b). As to any shares of Voting Stock Beneficially Owned by a Substantial Stockholder that would, before giving effect to the reduction of votes prescribed by this paragraph (b), carry votes in excess of his Threshold Percentage of the votes entitled to be cast in respect of all outstanding shares of Voting Stock, the record holders thereof shall be entitled to cast one


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          one-hundredth (1/100) of the votes which the holders of
          such shares would, but for the provisions of this paragraph (b), be entitled to cast. The aggregate voting power, so limited, of the record holders of the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder shall be allocated proportionately among such record holding as follows:
          Each such record holder shall be entitled, with respect to the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder and held of record by such record holder, to a number of votes equal to the product of (x) the aggregate number of votes that would have been carried by such shares before giving effect to the reduction in votes prescribed by this paragraph (b), multiplied by (y) the fraction obtained by dividing (A) the number of votes carried by the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder after giving effect to the reduction in votes prescribed by this paragraph (b), by (B) the number of votes carried by the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder before giving effect to the reduction in votes prescribed by this paragraph (b).

               (ii) Notwithstanding the foregoing subparagraph (b)(i), so long as there are seven or more persons who Beneficially Own shares of Voting Stock, the record holders of the shares of Voting Stock that are Beneficially Owned by a Substantial Stockholder collectively shall not be entitled to cast in respect of such shares, on any matter submitted to stockholders for vote or consent, a number of votes in excess of the sum of (x) the applicable Threshold Percentage plus (y) 5%, of the number of votes entitled to be cast in respect of all outstanding shares of Voting Stock (with the number of votes being determined in each case after giving effect to the reduction in votes prescribed by paragraph (b)). If the preceding sentence reduces the total number of votes that the record holders of the shares of Voting Stock that are Beneficially Owned by a Substantial Stockholder are entitled to cast in respect of such shares, such reduction shall be effected, and the number of votes that each such record holder is entitled to cast in respect of such shares shall be determined, in accordance with the allocation provisions of subparagraph (b)(i).

               (c)  Factual Determinations.
                    ----------------------

               (i) The Board of Directors shall have the power and duty to construe and apply the provisions of this Section D of Article FOURTH and to make all determinations necessary or desirable to implement such provisions, including but not limited to determining: (v) the number of shares of Voting Stock that are Beneficially Owned by any person; (w) whether a person is an Affiliate or Associate of another person; (x) whether a person has an agreement, arrangement, or understanding with another person as to the matters referred to in the definition of Beneficial Ownership; (y) the application of any other definition of operative provision of this Section D of Article FOURTH to the given facts; and (z) any other matter relating to the applicability or effect of this Section D of Article FOURTH.

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               (ii)  The Board of Directors shall have the right to demand that any person who it believes is or may be a Substantial Stockholder (or who holds of record shares of Capital Stock that are Beneficially Owned by any person that the Board of Directors believes is or may be a Substantial Stockholder) supply the Corporation with complete information as to: (x) the record holders of all shares of Capital Stock that are Beneficially Owned by such person; (y) the number of shares of each class or series of Capital Stock that are Beneficially Owned by such person and held of record by each such record holder and the numbers of the stock certificates evidencing such shares; and (z) any other matter relating to the applicability or effect of this Section D of Article FOURTH as the Board of Directors may reasonably request. Each such person shall furnish such information within 10 days after the receipt of such demand.

               (iii) Any construction, application or determination made by the Board of Directors pursuant to this Section D of Article FOURTH in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders, including any Substantial Stockholder.

               (d)  Ouorum.  Except as otherwise provided by law, the
                    ------
          presence, in person or by proxy, of the holders of record of - shares of Capital Stock entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of Capital Stock entitled to vote (after giving effect to the reduction in votes prescribed in paragraph (b)) shall constitute a quorum at all meetings of the stockholders, and any quorum requirement or any requirement for stockholder consent or approval shall be determined after giving effect to the reduction in votes prescribed in paragraph (b).

               (e)  No Derogation of Fiduciary Obliqations.  Nothing
                    --------------------------------------
          contained in this Section D of Article FOURTH shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

               (f)  Severability.  If any provision of this Section D of
                    ------------
          Article FOURTH is determined to be invalid, void, illegal or unenforceable, the remaining provisions of this Section D of Article FOURTH shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

               (g)  Termination.  The limitation on voting rights
                    -----------
          prescribed by this Section D of Article FOURTH shall terminate and be of no force and effect as of the earliest to occur of

                    (i)  the close of business on April 16, 1992; or

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                    (ii)  the date that any person other than Holiday Inns,
               Inc. or Holiday Corporation becomes the Beneficial Owner of shares of Voting Stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of Voting Stock, before giving effect to the reduction in votes prescribed by paragraph (b); or

                    (iii) the date (the "Reference Date") one day prior to the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or be no longer authorized for inclusion (including by ceasing to be provisionally or temporarily authorized for inclusion) on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System ("NASDAQ/NMS"); provided, however, that (a) such termination
                               --------  -------
               shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the AMEX or the NASDAQ/NMS or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common Stock with the NYSE or the AMEX or for authorization for the Common Stock to be included on the NASDAQ/NMS, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE or the AMEX or authorized for inclusion or continued inclusion on the NASDAQ/NMS (including any such approval or authorization which is temporary or provi-sional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be authorized for inclusion on the NASDAQ/NMS in the event that the NYSE, AMEX or NASDAQ/NMS, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having common stock with differential voting rights listed on the NYSE or the AMEX or authorized for inclusion on the NASDAQ/NMS may continue to be so listed or included.

               E. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolutions of the Board of Directors adopted pursuant to this Article FOURTH creating any series of Preferred Stock, Special Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock, Special Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the GCL or any other applicable provision of law, to the


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          extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                    (a) the redemption price of the shares to be redeemed pursuant to this Section E of Article FOURTH shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

                    (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                    (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                    (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                    (e) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                    (f) such other terms and conditions as the Board of Directors shall determine.

          For purposes of this Section E of Article FOURTH:

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               (i)  "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class (or classes) or series whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation of any class (or classes) or series by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

               (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price for such as share for each of the 45 most recent days of which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Section E of Article FOURTH; provided, however, that if shares of stock of such class or
          --------  -------
          series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided further,
                                                       -------- -------
          however, that "Fair Market Value" as to any stockholder who
          -------
          purchased any stock of the class (or classes) or series subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him for any stock of such class (or classes) or series of the Corporation. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if stock of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

               (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section E of Article FOURTH.

               (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of

          Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section E of Article FOURTH, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section E of Article FOURTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

               (v) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock entitled to vote generally in the election of directors is owned by the Corporation, by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

               FIFTH: A. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

               B. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

               SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than three or more than seventeen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

               Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock or Special Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions of the Board of Directors pursuant to Article FOURTH), and such Directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

               SEVENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, may only be called at any time by a majority of the entire Board of Directors or by either the Chairman or the President of the Corporation.

               EIGHTH: No stockholder action may be taken except at an annual or special meeting of stockholders of the Corporation and stockholders may not take any action by written consent in lieu of a meeting.

               NINTH: A. In addition to any affirmative vote required by law or this Certificate of Incorporation (including any resolutions of the Board of Directors pursuant to Article FOURTH hereof) or the Bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article NINTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of (i) not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class and (ii) not less than a majority of the votes entitled to be cast by holders of all the then outstanding Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise;

               B. The provisions of Section A of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation (including any resolutions of the Board of Directors pursuant to Article FOURTH hereof) or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

                    1. The Business Combinations shall have been approved, either specifically or as a transaction which is in an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

                    2. All of the following conditions shall have been met:

                         a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                              (i)  (if applicable) the highest per share
                         price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or
                         (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                              (ii)  the Fair Market Value per share of
                         Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                         b. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of each class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and
                    (iii) below:

                              (i)  (if applicable) the highest per share
                         price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock
                         (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                              (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                              (iii)  (if applicable) the highest
                         preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

                    The provisions of this Paragraph 2(b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                         c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

                         d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholders shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                         e. A proxy or information statement describing - the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                         f. Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

               C. The following definitions shall apply with respect to this article NINTH:

                    1.   The term "Business Combination" shall mean:

                         a.   any merger or consolidation of the
                    Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested
                    Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

                         b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase or sell, agreement to pay, extension of credit, joint venture participation or other
                    arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or
                    Associate of any Interested Stockholder which (except
                    for any arrangement, whether as employee or consultant
                    or otherwise, other than as director, pursuant to which any Interested Stockholder or any Affiliate or
                    Associate thereof shall, directly or indirectly, have
                    any control over or responsibility for the management
                    of any aspect of the business or affairs of the Corporation, with respect to which arrangement the value test set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair
                    Market Value and/or involves aggregate commitments of $100,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end
                    consolidated balance sheet of such entity existing at
                    the time the stockholders of the Corporation would be required to approve or authorize the Business
                    Combination involving the assets, securities and/or commitments constituting any Substantial Part; provided,
                                                                   --------
                    that if stockholders' equity is negative, the fair market value of the outstanding Capital Stock at the date of such balance sheet shall be used in lieu thereof in determining if a transaction involves a Substantial
                    Part; or

                         c. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's Bylaws; or

                         d. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any affiliate or Associate of any Interested Stockholder; or

                         e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

                    2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                    3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                    4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing ten percent or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (without giving effect to the reduction in votes prescribed by Section D of Article FOURTH); or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (without giving effect to the reduction in votes prescribed by Section D of Article FOURTH).

                    5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock; provided that: (x) no
                                               --------
               director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the "beneficial owner" of any shares of Capital Stock that are beneficially owned by any other such director or officer; (y) in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote the shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate or Associate of such trustee), solely by reason of such capacity of such trustee, shall be deemed the "beneficial owner" of the shares of Voting Stock held under such plan; and (z) no person shall be deemed the "beneficial owner" of any shares of Voting Stock held in any voting trust, employee stock ownership plan or any similar plan or trust if such person does not possess the right to vote such shares. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                    6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that Article NINTH is approved by the Board (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

                    7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the
                                         --------  -------
               purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                    8. The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an affiliate or associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing director by a majority of the Continuing Directors.

                    9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange
               - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                    10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

               D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article
          NINTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article NINTH including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

               E. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

               F. The fact that any Business Combination complies with the provisions of Section B of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsi-bility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

               G. For the purpose of this Article NINTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

               H.   Notwithstanding any other provisions of this
          Certificate of Incorporation or the Bylaws of the Corporation
          (and notwithstanding the fact that a lesser percentage or
          separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH which is proposed by or on behalf of an Interested Stockholder or an
          Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of (i) the holders of not less than 75% of the votes
          entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, and
          (ii) the holders of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, provided,
                                                             --------
          however, that this Section H shall not apply to, and such vote
          -------
          shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article NINTH.

               TENTH: A. Subject to Section C of this Article TENTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                                    ---- ----------
          equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

               B. Subject to Section C of this Article TENTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such


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
          person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               C. Any indemnification under this Article TENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section A or Section B of this Article TENTH, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
          (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section A or Section B of this Article TENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

               D. For purposes of any determination under Section C of this Article TENTH, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section D of Article TENTH shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.
          The provisions of this Section D shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections A or B of this Article TENTH as the case may be.

               E. Notwithstanding any contrary determination in the specific case under Section C of this Article TENTH, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections A and B of this Article TENTH.


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
          The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections A or B of this Article TENTH, as the case may be.
          Notice of any application for indemnification pursuant to this Section E of Article TENTH shall be given to the Corporation promptly upon the filing of such application.

               F. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article TENTH.

               G. The indemnification and advancement of expenses provided by this Article TENTH shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Sections A and B of this Article TENTH shall be made to the fullest extent permitted by law. The provisions of this Article TENTH shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections A or B of this Article TENTH but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article TENTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

               H. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article TENTH.

               I. For purposes of this Article TENTH, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or

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
          was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article TENTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
          Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

               TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               THIRTEENTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the fullest extent permitted by the GCL as so amended from time to time.


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
               FOURTEENTH: The name and mailing address of the incorporator is:

                              E. O. Robinson, Jr.
                              The Promus Companies Incorporated
                              1023 Cherry Road
                              Memphis, Tennessee  38117

               I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of October, 1989.



                                           /s/ E. O. Robinson, Jr.
                                         -------------------------
                                         E. O. Robinson, Jr.





















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